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                                                                    EXHIBIT 12.1

                          NABISCO GROUP HOLDINGS CORP.

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                             (DOLLARS IN MILLIONS)

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                                                                SIX MONTHS
                                                                  ENDED
                                                              JUNE 30, 2000
                                                              --------------
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Earnings before fixed charges:
  Income before income taxes................................       $259
  Less minority interest in pre-tax income..................        (31)
                                                                   ----
  Adjusted income before income taxes.......................        228
  Interest and debt expense.................................        147
  Interest portion of rental expense........................         16
                                                                   ----
Earnings before fixed charges...............................       $391
                                                                   ====
Combined fixed charges and preferred stock dividends:
  Interest and debt expense.................................       $147
  Interest portion of rental expense........................         16
  Capitalized interest......................................          1
  Preferred stock dividends.................................         --
                                                                   ----
    Total fixed charges and preferred stock dividends.......       $164
                                                                   ====
Ratio of earnings to combined fixed charges and preferred
stock dividends.............................................        2.4
                                                                   ====
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